UNDERWRITING AGREEMENT

Cousins Properties Incorporated

4,000,000 shares of 7.75% Series A Cumulative Redeemable Preferred Stock
(par value $1.00 per share)

July 17, 2003

WACHOVIA CAPITAL MARKETS, LLC BANC OF AMERICA SECURITIES LLC c/o Wachovia Capital Markets, LLC One Wachovia Center 301 South College Street Charlotte, North Carolina 28288

Ladies and Gentlemen:

        Cousins Properties Incorporated, a Georgia corporation (the “Company”) confirms its agreement with Wachovia Capital Markets, LLC and Banc of America Securities LLC (the “Representatives”) as representatives of the several underwriters listed on the attached Schedule B (the “Underwriters”), as follows:

1.     Description of Securities. The Company proposes to issue and sell to the Underwriters 4,000,000 shares (the “Securities”) of 7.75% Series A Cumulative Redeemable Preferred Stock of the Company, par value $1.00 per share (the “Series A Preferred Stock”). The terms of the Series A Preferred Stock will be set forth in the Articles of Amendment to the Restated and Amended Articles of Incorporation of the Company creating the Series A Preferred Stock and designating the rights, preferences and restrictions thereof (the “Articles of Amendment”).

2.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

        (a)        A registration statement on Form S-3 (File No. 333-106401), with respect to the Securities, including a prospectus (as amended, the “Base Prospectus”), has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”) and the rules and regulations (the “1933 Act Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, has been filed with the Commission and declared effective. No stop order suspending the effectiveness of the registration statement or the use of any prospectus relating to the offering of the Securities has been issued, and no proceeding for that purpose has been instituted or, to the Company’s knowledge, threatened by the Commission. One or more prospectus supplements, including one or more preliminary prospectus supplements, (each, a “Prospectus Supplement”) setting forth the terms of the offering, sale and plan of distribution of the Securities and additional information concerning the Company and its business has been or will be so prepared and will be filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations. Copies of such registration statement, the Base Prospectus, and any such amendments or supplements relating to the Securities (including one fully executed copy of the registration statement and of each amendment thereto) have been delivered to the Underwriters and their counsel. The registration statement in the form in which it was declared effective by the Commission, is referred to herein as the “Registration Statement,” and the Base Prospectus included in the Registration Statement, as supplemented by each Prospectus Supplement relating to the Securities, in the respective forms they are filed with the Commission pursuant to Rule 424(b), are referred to herein as the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include any document filed with the Commission deemed to be incorporated by reference therein. For purposes of this Underwriting Agreement, all references to the Registration Statement, a Prospectus Supplement and the Prospectus or to any amendment or supplement thereto shall be deemed to refer to the version filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), and such copy shall be identical in content to any such document delivered to the Underwriters for use in connection with the offering of the Securities.

        (b)        The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the 1933 Act Rules and Regulations; each part of the Registration Statement, when it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in, or omissions from, any such document in reliance upon, and in conformity with, written information concerning the Underwriters that was furnished to the Company by Representatives specifically for use in the preparation thereof, it being understood and agreed that the only such information is that described as such in Section 6(a) hereof.

        (c)        The documents incorporated by reference in the Registration Statement, the Prospectus and any amendment or supplement thereto, when they were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), conformed or will conform with the requirements of the Exchange Act and/or the rules and regulations of the Commission thereunder (the “Exchange Act Rules and Regulations”), as applicable.

        (d)        The consolidated financial statements of the Company together with the related schedules and notes thereto, included or incorporated by reference in the Registration Statement and Prospectus fairly present the financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations, changes in financial position, stockholders’ equity and cash flows for the periods therein specified, in conformity with accounting principles generally accepted in the United States consistently applied throughout the periods involved (except as otherwise stated therein). The summary and selected financial and statistical data included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. Furthermore, all financial statements required by Rules 3-05, 3-14 and Article 11 of Regulation S-X have been included or incorporated by reference in the Registration Statement and the Prospectus and any such financial statements are in conformity with such rules. No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Act or the 1933 Act Rules and Regulations thereunder.

        (e)        Ernst & Young LLP and Deloitte & Touche LLP, whose reports are incorporated by reference in the Registration Statement, are and, during the periods covered by their reports, were independent public accountants as required by the Act and the 1933 Act Rules and Regulations and as required by the applicable rules and regulations of the New York Stock Exchange, Inc. (“NYSE”).

        (f)        The only direct or indirect subsidiaries (as defined in the 1933 Act Rules and Regulations) of the Company are the entities listed on Schedule A hereto (the “Subsidiaries”). The Subsidiaries in which the Company owns, directly or indirectly, 50% or more of the outstanding ownership interests are herein referred to as the “50% Subsidiaries.” Each of the Company and the 50% Subsidiaries has been duly incorporated or formed, as the case may be, and is an existing corporation, general or limited partnership, or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be. Each of the Company and the 50% Subsidiaries has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified or registered to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification or registration except where the failure to be so qualified or registered, considering all such cases in the aggregate, would not have a material adverse effect on the assets, properties, business, results of operations or condition (financial or otherwise) of the Company and the 50% Subsidiaries, taken as a whole (“Material Adverse Effect”); and, other than the 50% Subsidiaries, the Company owns no stock or other beneficial interest in any corporation, partnership, joint venture or other business entity representing 50% or more of the outstanding stock or ownership interest of such entity.

        (g)        Except as disclosed on Schedule A hereto, all of the issued and outstanding ownership interests of each 50% Subsidiary which are owned directly or indirectly by the Company have been duly authorized and are validly issued, fully paid and nonassessable and are wholly-owned by the Company, directly or through other Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

        (h)        All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable and conform to the description thereof in the Prospectus. The stockholders of the Company have no preemptive rights with respect to the Securities. The Company has the authorized capital stock set forth in the Base Prospectus. As of May 31, 2003, (A) 150,000,000 shares of common stock, par value $1.00 per share (the “Common Stock”) were authorized for issuance, of which 48,289,683 shares were issued and outstanding, (B) 20,000,000 shares of preferred stock, par value $1 per share, none of which were issued or outstanding (“Preferred Stock”). All of the issued and outstanding shares of capital stock of the Company and all of the ownership interests in each 50% Subsidiary which are owned directly or indirectly by the Company have been offered, sold and issued by such entity in compliance with all applicable laws, including without limitation, federal and state securities laws; except as described in the Prospectus, there is no outstanding option, warrant or other right requiring the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or equity interests in any wholly-owned Subsidiary or any security convertible into or exchangeable for such shares or interests.

    nbsp;   (i)        The Securities have been duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement, and when issued and delivered by the Company pursuant to this Underwriting Agreement against payment of the consideration therefor specified herein, will be validly issued, fully paid and nonassessable. The Securities conform to the description thereof in the Prospectus and will not be subject to any preemptive rights of any securityholder of the Company. No holder of Series A Preferred Stock will be subject to personal liability by reason of being such a holder. The Articles of Amendment will be in full force and effect prior to the Closing Date and will comply with all applicable legal requirements.

        (j)        Except for transactions described as contemplated by the Company in the Prospectus, subsequent to the date of the most recent financial statements incorporated by reference in the Registration Statement and the Prospectus, the Company and the 50% Subsidiaries have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and the 50% Subsidiaries taken as a whole, and there has not been any material change in the capital stock or structure, short-term debt or long-term debt of the Company and the 50% Subsidiaries or any Material Adverse Effect. Except for regular dividends on the Company’s Common Stock, in amounts per share that are consistent with past practice or the charter documents of the Company, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

        (k)        Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of the 50% Subsidiaries or any of their respective officers or directors is a party, or of which any of their properties or other assets is the subject, before or by any court or governmental agency or body, that is reasonably likely to result in any Material Adverse Effect.

        (l)        No labor dispute with the employees of the Company or any of the 50% Subsidiaries exists or, to the knowledge of the Company, is imminent.

        (m)        During the period of at least the last 12 calendar months prior to the date of this Underwriting Agreement, the Company has timely filed with the Commission all documents and other materials required to be filed pursuant to Sections 13, 14 and 15(d) under the Exchange Act.

        (n)        There are no contracts or documents of the Company that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so filed.

        (o)        This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

        (p)        The execution and performance of this Underwriting Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any agreement or instrument to which the Company or any of the 50% Subsidiaries is a party or by which they are bound or to which any of the property or other assets of the Company or any of the 50% Subsidiaries is subject except as, individually or in the aggregate, would not result in a Material Adverse Effect, (ii) the articles of incorporation, by-laws, certificate of general or limited partnership, partnership agreement or other organizational document, as applicable, of the Company or any of the 50% Subsidiaries, or (iii) any law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the 50% Subsidiaries or any of their properties or other assets; no consent, approval, authorization or order of, filing with, or notice to any court or governmental agency or body is required for the consummation of the transactions contemplated by this Underwriting Agreement in connection with the issuance or sale of the Securities by the Company, except such as may be required under the Act and applicable state securities or blue sky laws, if any, or pursuant to the listing requirements of the NYSE; and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Underwriting Agreement, free of any preemptive rights.

        (q)        Except as otherwise described in the Prospectus or as would not have a Material Adverse Effect, (1) the Company and the 50% Subsidiaries have complied in all respects with all laws, regulations and orders applicable to them or their respective businesses, and (2) neither the Company nor any of the 50% Subsidiaries is in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or evidence of indebtedness, lease, contract or other agreement or instrument to which they are a party or by which they or any of their properties or other assets are bound, and (3) no other party under any such agreement or instrument to which the Company or any of the 50% Subsidiaries are a party is, to the knowledge of the Company, in default in any material respect thereunder. The Company and the 50% Subsidiaries are not in violation of their respective articles of incorporation, by-laws, certificate of general or limited partnership, partnership agreement or other organizational documents, as the case may be.

        (r)        Each of the Company and each 50% Subsidiary has good and marketable title to the properties and assets, as described in the Prospectus, owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as (1) are described in the Prospectus, (2) are related to financings described in the Prospectus, or (3) are not material in relation to the business of the Company and the 50% Subsidiaries on a consolidated basis. Except as would not have a Material Adverse Effect, the Company and the 50% Subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by the Company (as lessee) or any 50% Subsidiary (as lessee) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company and the 50% Subsidiaries. Except as otherwise disclosed in the Prospectus, or as would not, individually or in the aggregate, result in a Material Adverse Effect, (1) no tenant under any of the leases pursuant to which the Company or any of the 50% Subsidiaries lease their properties has an option or right of first refusal to purchase the premises demised under such lease, (2) the use and occupancy of each of the properties of the Company and the 50% Subsidiaries complies with all applicable codes and zoning laws and regulations, (3) the Company has no knowledge of any pending or threatened condemnation or zoning change that will affect the size of, use of, improvement of, construction on, or access to any of the properties of the Company and the 50% Subsidiaries, and (4) there is no pending, or to the Company’s knowledge, threatened proceeding or action that will affect the size of, use of, improvements or construction on, or access to any of the properties of the Company or any of the 50% Subsidiaries.

        (s)        Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or any of the 50% Subsidiaries and any person that would give rise to a valid claim against the Company, any of the 50% Subsidiaries or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Securities.

        (t)        Except as disclosed in the Prospectus, title insurance in favor of the Company or a 50% Subsidiary is maintained with respect to each of the properties owned by them in an amount consistent with the title insurance maintained by similar companies in similar businesses.

        (u)        Except as disclosed in the Prospectus, the mortgages and deeds of trust encumbering the properties and assets described or referred to in the Prospectus are not convertible into the equity of the Company or any 50% Subsidiary.

        (v)        Except as otherwise described in the Prospectus or as would not have a Material Adverse Effect, neither the Company nor any 50% Subsidiary has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls (“PCBs”), petroleum product or waste (including crude oil or any fraction thereof) natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, “Hazardous Materials”), on, in, under or affecting any of the Company’s or and each 50% Subsidiary’s properties, except in material compliance with applicable laws; except as disclosed in the Prospectus, the Company’s and each 50% Subsidiary’s properties are in material compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste (collectively, “Environmental Laws”) and the Company and each 50% Subsidiary are in compliance with all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws in all material respects; except as otherwise described in the Prospectus or as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any 50% Subsidiary has received any written notice from any governmental entity and there is no pending, or, to the knowledge of the Company, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company or any 50% Subsidiary; or that the Company or any 50% Subsidiary is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601, et. seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the properties; or alleges that the Company or any 50% Subsidiary is liable for any contamination of the environment, contamination of the property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors (whether at the properties or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards. Currently and for all recent periods, in the ordinary course of its business, the Company and the 50% Subsidiaries conduct Phase I environmental assessments on each of their properties at the time such property is acquired. None of the entities which prepared appraisals of the properties or Phase I environmental assessment reports with respect to such properties was employed for such purpose on a contingent basis or has any substantial interest in the Company or any 50% Subsidiary, and none of their directors, officers or employees is connected with the Company or any 50% Subsidiary as a promoter, selling agent, director, officer or employee.

        (w)        Each of the Company and the 50% Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate, if any, for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company or the 50% Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

        (x)        No holder of outstanding shares of capital stock of the Company has any rights to sell shares of capital stock of the Company owned by such holder in the offering contemplated by this Underwriting Agreement.

        (y)        Since the date of the last audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus, except as described therein, (i) there has not been any change in the assets or properties, business, results of operations or condition (financial or otherwise) of the Company and Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, which change is reasonably likely to result in a Material Adverse Effect, nor any event or development involving a prospective Material Adverse Effect; (ii) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) neither the Company nor any of the Subsidiaries has undertaken any liability or obligation, direct or contingent, except such liabilities or obligations undertaken in the ordinary course of business.

        (z)        Each of the Company and the 50% Subsidiaries have filed all federal, state, local and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due. No tax deficiency has been asserted against the Company or any 50% Subsidiary, nor, does the Company know of any tax deficiency which is likely to be asserted against the Company or any 50% Subsidiaries; all known tax liabilities, if any, are adequately provided for on the respective books of the entities in all material respects.

        (aa)        Except as would not have a Material Adverse Effect, the Company and the 50% Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and are in compliance with the terms and conditions of such licenses, certificates and permits, and neither the Company nor any 50% Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits, licenses or certificates that, if determined adversely to the Company or such 50% Subsidiary, would have a Material Adverse Effect.

        (bb)        No transaction has occurred between or among the Company or any Subsidiaries, on one hand, and any of their officers or directors or any affiliate or affiliates of any such officer or director, on the other hand, that is required to be described in and is not described or incorporated by reference in the Registration Statement and the Prospectus.

        (cc)        Except as otherwise described in the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or any of the 50% Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of their family members.

        (dd)        For its taxable years ended December 31, 1997 through December 31, 2002, the Company has been organized and operating in conformity with the requirements for qualification as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”). The Company’s current and proposed method of operation will permit it to meet and to continue to meet the requirements for taxation as a real estate investment trust under the Code. The Company has no intention of changing its operations or engaging in activities which would cause it to fail to qualify, or make economically undesirable its continued qualification as, a real estate investment trust.

        (ee)        Neither the Company or any 50% Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

        (ff)        The Company has applied to have the Securities listed on the NYSE.

        (gg)        The Articles of Amendment have been duly and validly authorized and approved by all necessary action on behalf of the Company. Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Series A Preferred Stock and the execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions contemplated hereby has been made or obtained or will be made or obtained and is or will be in full force and effect as of the Closing Date.

        (hh)        The books, records and system of internal accounting controls of the Company and the Subsidiaries, taken as a whole, fully comply with Section 13(b)(2) of the Exchange Act, and, except as would have a Material Adverse Effect or materially injure the reputation of the Company or its executive officers or directors, to the Company’s knowledge, neither the Company nor any Subsidiary, nor any employee or agent thereof, has made any payment of funds of the Company or any of the Subsidiaries or received or retained any funds, and no funds of the Company or any of the Subsidiaries have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

3. Purchase, Sale and Delivery of Securities.

        (a)        On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to issue and sell the Securities, severally and not jointly, to the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Company, the number of Securities set forth opposite that Underwriter’s name in Schedule A hereto, at a purchase price of $24.2125 per share (the “Purchase Price”), reflecting a public offering price of $25.00 per share and an underwriting discount equal to $0.7875 per share (or 3.15% of the public offering price). It is understood and agreed that the Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

        (b)        The Company will deliver the Securities, through the facilities or the Depository Trust Corporation, to Wachovia Capital Markets, LLC for the accounts of the Underwriters against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Company drawn to the order of the Company, at the office of Hunton & Williams LLP, at 10:00 A.M., New York time, on July 24, 2003, or at such other time not later than seven (7) full business days thereafter as Wachovia Capital Markets, LLC and the Company determine, such time being herein referred to as the “Closing Date.”

4.     Covenants. The Company covenants and agrees with the Underwriters that:

        (a)        The Company will file with the Georgia Secretary of State and cause to be effective prior to the Closing Date the Articles of Amendment establishing and fixing the rights and preferences of the Series A Preferred Stock in such form as has been agreed to by the Company and the Underwriters.

        (b)        The Company will cause the final Prospectus Supplement to be filed with the Commission on or before the second business day after the date of this Agreement, or such earlier time as may be required pursuant to the 1933 Act Rules and Regulations (but only if the Underwriters or their counsel have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify the Underwriters promptly of such filing. During the period in which a prospectus relating to the Securities is required to be delivered under the Act, the Company will notify the Underwriters promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed, or of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; the Company will prepare and file with the Commission, promptly upon the Underwriters’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Underwriters’ opinion, may be necessary or advisable in connection with the Underwriters’ distribution of the Securities; and the Company will file no amendment or supplement to the Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities registered under the Registration Statement or any document required to be filed under the Exchange Act that upon filing is deemed to be incorporated by reference therein) to which the Underwriters or their counsel shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

        (c)        The Company will advise the Underwriters, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification or registration of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

        (d)        The Company will comply with all requirements imposed upon it by the Act, the 1933 Act Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Securities as contemplated by the provisions hereof and the Prospectus. If during such period where a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which, in the judgment of the Underwriters, the Registration Statement contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance and, unless originally identified by an Underwriter, promptly notify the Underwriters.

        (e)        Upon request, the Company will furnish to the Underwriters copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement and Prospectus that are filed with the Commission (other than documents filed pursuant to the Exchange Act and publicly available through EDGAR) during the period in which a prospectus relating to the Securities is required to be delivered under the Act or such date which is 90 days after the Closing Date, whichever is later (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

        (f)        The Company will make generally available to its security holders in the manner contemplated by Rule 158 of the 1933 Act Rules and Regulations a consolidated earnings statement (which need not be audited) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the 1933 Act Rules and Regulations.

        (g)        Whether or not the transactions contemplated by this Underwriting Agreement are consummated or this Underwriting Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the Company under this Underwriting Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (ii) the preparation and delivery of certificates representing the Securities, if any, (iii) costs incurred by the Company in furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (v) the listing of the Securities on the NYSE, (vi) filings required to be made by the Underwriters with the NASD, if any, and the fees, disbursements and other charges of Underwriter’s counsel in connection therewith, (vii) the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions designated by the Underwriter, including the fees, disbursements and other charges of Underwriter’s counsel in connection therewith, and the preparation and printing of a blue sky memoranda, (viii) counsel to the Company, (ix) the transfer agent for the Securities and (x) the Accountants.

        (h)        If this Underwriting Agreement shall be terminated by the Underwriters pursuant to its terms or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of Underwriters’ counsel) reasonably incurred by the Underwriters in connection herewith.

        (i)        The Company will not at any time, directly or indirectly, take any action designed to, or which might reasonably be expected, to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Series A Preferred Stock to facilitate the sale or resale of any of the Securities.

        (j)        The Company will apply the net proceeds from the sale of the Securities as set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

        (k)        The Company presently intends to continue to qualify as (and elect to qualify as) a “real estate investment trust” under the Code and, subject to a contrary determination by its Board of Directors, shall use its best efforts to continue to meet the requirements to qualify as a “real estate investment trust.”

        (l)        On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the NYSE.

        (m)        For a period of 90 days after the date of the Prospectus Supplement (the “Lock-Up Period”), the Company will not, directly or indirectly, (1) offer, pledge, sell, or contract to sell any shares of Preferred Stock, (2) sell any option or contract to sell any shares of Preferred Stock, (3) purchase any option or contract to sell any shares of Preferred Stock, (4) grant any option, right or warrant to purchase any shares of Preferred Stock, (5) enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any shares of Preferred Stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise, (6) take any of the foregoing actions with respect to any securities convertible into or exchangeable or exercisable for shares of Preferred Stock, or (7) publicly disclose the intention to take any of the foregoing actions, without the prior written consent of Wachovia Capital Markets, LLC, except issuances of shares of Preferred Stock in connection with any acquisitions, joint ventures or similar arrangements, so long as the recipients of those shares agree not to sell or transfer those shares in a public market transaction during the Lock-Up Period.

5.     Conditions of Underwriters’ Obligations. The Underwriters’ obligations to purchase and pay for the Securities as provided herein shall be subject to the accuracy, as of the date hereof and as of the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company herein, to the performance by the Company of their obligations hereunder and to the following additional conditions:

    nbsp;   (a)        The Registration Statement shall have been declared effective under the Act; the Prospectus Supplement shall have been filed as required by Section 2(a) hereof; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission, nor shall any state securities authority have suspended the qualification or registration of the Securities for offering or sale in any jurisdiction and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of Wachovia Capital Markets, LLC and Underwriters’ counsel.

        (b)        Wachovia Capital Markets, LLC shall not have advised the Company that the Registration Statement or any amendment thereto contains an untrue statement of fact that in the opinion of Wachovia Capital Markets, LLC or Underwriters’ counsel is material or omits to state a fact that in the opinion of Wachovia Capital Markets, LLC or Underwriters’ counsel is material, and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the opinion of Wachovia Capital Markets, LLC or Underwriters’ counsel is material or omits to state a fact that in the opinion of Wachovia Capital Markets, LLC or Underwriters’ counsel is material, and is necessary in light of the circumstance under which they were made, to make the statements therein not misleading.

        (c)        Except as contemplated in the Prospectus Supplement, subsequent to the respective dates as of which information is included or incorporated by reference in the Registration Statement and the Prospectus, there shall not have been any adverse change, or any development involving a prospective adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company or the Subsidiaries or any adverse change in the rating assigned to any securities of the Company, that, in the judgment of Wachovia Capital Markets, LLC, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

        (d)        The Articles of Amendment shall have been filed with the George Secretary of State and become effective.

        (e)        The Underwriters shall have received the opinion of King & Spalding LLP, counsel for the Company (upon which Hunton & Williams LLP may rely) dated the Closing Date, in the form of the attached Exhibit A.

        (f)        The Underwriters shall have received the opinion of Deloitte & Touche LLP, as tax advisor to the Company, to the effect that (1) for its taxable year which began January 1, 1998 through the taxable year ending December 31, 2002, the Company has continuously been organized and operated in conformity with the requirements for qualification as a “real estate investment trust” under the Code, and (2) the Company’s current and proposed method of operation will permit it to continue to meet the requirements for taxation as a “real estate investment trust” under the Code for its 2003 taxable years and thereafter.

        (g)        The Underwriters shall have received from Hunton & Williams LLP, Underwriters’ counsel, such opinion or opinions, dated the Closing Date, with respect to the organization of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

        (h)        At the time of execution of this Underwriting Agreement and at the Closing Date, the Underwriters shall have received a “comfort letter,” dated the date of delivery thereof, from Deloitte & Touche LLP, the independent public accountants of the Company, in the form previously agreed to by Wachovia Capital Markets, LLC

        (i)        The Underwriters shall have received from the Company a certificate, signed by the President or a Vice President and by the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that:

            (i)        The representations and warranties of the Company in this Underwriting Agreement are true and correct in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

            (ii)        No stop order suspending the effectiveness of the Registration Statement or the use of any Prospectus has been issued, and no proceeding for that purpose has been instituted or to the knowledge of the Company is threatened by the Commission nor has any state securities authority suspended the qualification or registration of the Securities for offering or sale in any jurisdiction;

            (iii)        Since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth, and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

            (iv)        Except as disclosed in the Prospectus, since the date of the most recent financial statements of the Company contained or incorporated by reference in the Registration Statement and the Prospectus there has been no event resulting in or reasonably expected to result in a Material Adverse Effect.

        (j)        Prior to the Closing Date, the Securities shall have been duly authorized for listing by the NYSE upon official notice of issuance.

        (k)        All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Wachovia Capital Markets, LLC and Underwriter’s counsel. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request and the Company shall furnish to the Underwriters such further certificates and documents as Wachovia Capital Markets, LLC shall have reasonably requested.

6. Indemnification and Contribution.

        (a)        The Company agrees to indemnify and hold harmless each Underwriter, their respective directors, officers, employees and agents and each person, if any, who controls them within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, to which the Underwriter, or any such person, may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus supplement, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, that, with respect to any Preliminary Prospectus, the Company will not be liable for any loss, claim, liability, expense or damage of any person arising out of or based upon any untrue statement or omission, or alleged untrue statement or omission, of a material fact contained in a Preliminary Prospectus to the extent that such loss, claim, liability, expense or damage was caused by the failure of any Underwriter to deliver a copy of the Prospectus in its final form to such person at or prior to the confirmation of the sale of the Securities to such person, and such delivery is required by the Securities Act and the untrue statement or omission, or alleged untrue statement or omission, of a material fact contained in the Preliminary Prospectus was corrected in such final Prospectus; provided, further, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from or based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriters furnished in writing to the Company by Wachovia Capital Markets, LLC expressly for inclusion in the Registration Statement or the Prospectus. The Underwriters confirm to the Company and the Company acknowledges that only the following information appearing in the Prospectus with respect to the public offering of the Securities has been furnished to the Company by the Underwriters for use in the Preliminary Prospectus Supplement and the Prospectus Supplement: the information in the paragraphs entitled “Dealers’ Compensation” and “Stabilization and Other Transactions” under the caption “Underwriting” in the Prospectus Supplement. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

        (b)        Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to such Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Company by Wachovia Capital Markets, LLC expressly for use in the Registration Statement or the Prospectus as set forth in the second to last sentence of Section 6(a) above. This indemnity will be in addition to any liability that the Underwriters might otherwise have.

        (c)        Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The indemnifying party will be entitled to assume the defense of the action, with counsel satisfactory to the indemnified party, and thereafter the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one additional firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld); provided however, no indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

        (d)        In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or any Underwriter, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the final Prospectus Supplement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Each Underwriter’s obligation to contribute pursuant to this paragraph are several in proportion to the respective number of Securities set forth opposite their names on the attached Schedule B. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Underwriting Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

        (e)        The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Underwriting Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Securities and payment therefor or (iii) any termination of this Underwriting Agreement.

7.     Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company contained herein or in certificates delivered pursuant hereto, and the Underwriters’ agreements contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling persons, or the Company or any of its officers, directors or any controlling persons, and shall survive delivery of and payment for the Securities hereunder.

8.     Substitution of Underwriters.

        (a)        If any Underwriter shall fail to take up and pay for the aggregate number of Securities agreed by such Underwriter to be purchased hereunder, and the aggregate number of Securities not purchased does not aggregate more than 10% of the total number of Securities that the Underwriters are obligated to purchase hereunder at the Closing Date, the remaining Underwriters shall be obligated to take up and pay for the Securities that the defaulting Underwriter agreed but failed to purchase.

        (b)        If any Underwriter shall fail to take up and pay for the aggregate number of Securities agreed by such Underwriter to be purchased hereunder, and the number of Securities not purchased aggregates more than 10% of the total number of Securities that the Underwriters are obligated to purchase hereunder at the Closing Date, and arrangements satisfactory to the non-defaulting Underwriter and the Company for the purchase of such Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination, the Company shall not be under any liability to any Underwriter with respect to Securities not purchased by reason of such termination (except to the extent provided in Section 4(h), regarding payment of expenses, and Section 6, regarding indemnification and contribution, hereof) nor shall any Underwriter (other than an Underwriter who failed, otherwise than for a reason permitted under this Agreement, to purchase the number of Securities agreed by such Underwriter to be purchased hereunder) be under any liability to the Company with respect to such Securities (except to the extent provided in Section 6 hereof).

9.     Termination. The Underwriters shall have the right, pursuant to notice given by Wachovia Capital Markets, LLC as hereinafter specified at any time at or prior to the Closing Date, to terminate this Underwriting Agreement if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled when due, (iii) trading on the NYSE shall have been wholly suspended, (iv) there shall have been any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (v) a banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services has occurred, (vi) an outbreak or escalation of hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or crisis or (vii) any other event or occurrence of a similar character shall have occurred since the execution of this Underwriting Agreement that, in the sole judgment of Wachovia Capital Markets, LLC, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party with respect to Securities not purchased by reason of such termination except that the provisions of Section 4(g) and Section 6 hereof shall at all times be effective. If Wachovia Capital Markets, LLC elects to terminate this Underwriting Agreement as provided in this Section, the Company shall be notified promptly by telephone or telecopy, confirmed by letter.

10.     Notices. All notices or communications hereunder shall be in writing and if sent to the Underwriters shall be mailed, delivered or telecopied and confirmed to the Underwriters c/o Wachovia Capital Markets, LLC, One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288, attention: Ms. Teresa Hee (with copy to Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219-4074, Attention: Randall S. Parks, Esq.,), or if sent to the Company, shall be mailed, delivered or telecopied and confirmed to Cousins Properties Incorporated, 2500 Windy Ridge Parkway, Suite 1600, Atlanta, GA, 30339, Attention: Corporate Secretary, (with copy to King & Spalding LLP, 191 Peachtree Street, N.E., Atlanta, GA, 30303, Attention: Alan J. Prince, Esq.). Any party to this Underwriting Agreement may change such address for notices by sending to the other party to this Underwriting Agreement written notice of a new address for such purpose.

11.     Parties. This Underwriting Agreement shall inure to the benefit of, and be binding upon, the Company and the Underwriters and their respective successors and the controlling persons, officers, directors, employees and representatives referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

12.     Applicable Law. This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

        [Signatures appear on following page.]

        If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriters.

Very truly yours, COUSINS PROPERTIES INCORPORATED By: /s/ James A. Fleming James A. Fleming Senior Vice President, General Counsel and Secretary

ACCEPTED as of the date first above written

WACHOVIA CAPITAL MARKETS, LLCBANK
OF AMERICA SECURITIES LLC

      as Representatives of the several Underwriters

by WACHOVIA CAPITAL MARKETS, LLC

By: /s/ Keith Mauney

      Keith MauneyManaging
Director

26

SCHEDULE A

Subsidiaries

The Company has the following 100% owned subsidiaries:

o Cousins, Inc.; subsidiary includes Cousins/Daniel, LLC*

o Cousins Austin GP, Inc.

o Cousins Austin, Inc.

o Cousins Properties Waterview LP

o Cousins Texas GP Inc.

o Cousins Waterview LLC

o Cousins Waterview GP LLC

o Presidential MarketCenter LLC

The financial statements of the following entities were consolidated with those of the Company in its Consolidated Financial Statements:

o Cousins Aircraft Associates, LLC (99% owned by Company and 1% owned by Cousins Real Estate Corporation)

o Cousins/Myers Second Street Partners, L.L.C.*

o Cousins/Myers II, LLC*

o Cousins Properties Texas LP (76.24% owned by Company and 23.76% owned by Cousins Real Estate Corporation)

o Cousins Real Estate Corporation and subsidiaries (100% of non-voting common stock and 100% of preferred stock owned by Company); subsidiaries include Cousins MarketCenters, Inc., New Land Realty, LLC, Cedar Grove Lakes, LLC, CREC Alabama Inc., Pine Mountain Ventures, LLC, Cousins Development, Inc. and Cousins Real Estate Development, Inc. (each 100% owned by Cousins Real Estate Corporation)

o Cousins Texas LLC (76% owned by Company and 24% owned by Cousins Real Estate Corporation)

o CP Venture Three LLC (88.50% owned by Company and 11.50% owned by Prudential)

o CREC II Inc. and subsidiaries (100% of non-voting common stock and 100% of preferred stock owned by Company); subsidiaries include Cousins Properties Services Inc., Cousins Properties Services LP and CS Texas Inc.

o Perimeter Expo Associates, L.P. (90% owned by Company and 10% owned by Cousins MarketCenters, Inc.)

o Rocky Creek Properties (75% owned by Company)

* Minority member receives a portion of residual cash flow and capital proceeds after a preferred return to Company.

The Company and its consolidated entities have the following significant unconsolidated subsidiaries which were not 100% owned:

o 285 Venture, LLC (50% owned by Company)

o Brad Cous Golf Venture, Ltd. (50% owned by Company)

o CC-JM II Associates (50% owned by Company)

o Charlotte Gateway Village, LLC (50% owned by Company)

o C-H Associates, Ltd. (49% owned by Cousins Texas LLC)

o C-H Leasing Associates (50% owned by Cousins Real Estate Corporation)

o C-H Management Associates (50% owned by Cousins Real Estate Corporation)

o CL Realty, LLC (50% owned by Cousins Real Estate Corporation) and its 100% owned subsidiaries, CL Texas I GP, L.L.C., CL Texas I, L.L.C., and CL Texas, L.P. (which has an interest in certain entities related to Long Meadow Farms)

o Cousins LORET Venture, L.L.C. (50% owned by Company)

o CPI/FSP I, L.P. (50% owned by Company)

o CP Venture LLC (50% owned by Company)

o CP Venture Two LLC (11.50% owned by Company)

o Crawford Long - CPI, LLC (50% owned by Company)

o CSC Associates, L.P. (50% owned by Company)

o MC Dusseldorf Holding B.V. (10% voting interest owned by Company and 40% voting interest owned by Cousins Real Estate Corporation); which owns a 60% interest in IBM Burogebaude Dusseldorf B.V.

o Ten Peachtree Place Associates (50% owned by Company)

o Temco Associates (50% owned by Cousins Real Estate Corporation)

o Wildwood Associates (50% owned by Company)

o One Ninety One Peachtree Associates (20% owned by C-H Associates, Ltd., subject to a preference)

o Nonami Aircraft Facility Associates (50% owned by Company)

o Pine Mountain Builders, LLC (50% owned by Pine Mountain Ventures, LLC)

o New Georgian, LLC (50% owned by TEMCO Associates)

SCHEDULE B

Underwriter	Number of Securities to be Purchased
Wachovia Capital Markets, LLC	1,800,000
Banc of America Securities LLC	1,800,000
McDonald Investments, Inc.	200,000
RBC Dain Rauscher Inc.	200,000
Total	4,000,000

EXHIBIT A

Paragraphs to be Included in Legal Opinion of King & Spalding LLP

    (i)        Each of the Company and the 50% Subsidiaries is existing as a corporation, general or limited partnership, or other legal entity, as the case may be, in good standing under the laws of its jurisdiction of incorporation or formation, as the case may be, has full power (corporate or other) and authority to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform this Underwriting Agreement, and is duly qualified or registered to do business in each jurisdiction listed on the exhibit to such opinion, except where the failure to be so qualified or registered, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of the Company and the Subsidiaries taken as a whole.

    (ii)        The Company’s authorized equity capitalization is as set forth in the Prospectus and the Securities conform in all material respects to the description thereof contained in the Prospectus. The Securities have been duly authorized by the Company for issuance and sale and when issued and sold pursuant to the Underwriting Agreement for the consideration specified therein will be duly and validly issued, fully paid and nonassessable, and none of them will have been issued in violation of any statutory preemptive rights. Such counsel is not aware that any holder of outstanding shares of capital stock of the Company has any rights to sell shares of capital stock of the Company owned by such holder in the offering of shares contemplated by this Underwriting Agreement. If any of the Securities are evidenced by certificate, the form of certificate selected to evidence such Securities is in due and proper form and complies with all applicable statutory requirements, with any applicable requirements of the Company’s Charter and Bylaws and with the requirements of the NYSE;

    (iii)        The Registration Statement has become effective under the Act, the Prospectus Supplement has been filed as required by the Act and, to our knowledge, after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

    (iv)        The Registration Statement, as of its effective date, and the Prospectus, as of its issue date and the date hereof, complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, and the documents incorporated by reference in the Registration Statement or Prospectus, when they were filed with the Commission under the Exchange Act, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (in each case other than (a) the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein and (b) as to the Registration Statement, the Statement of Eligibility (Form T-1) of the Trustee, as to which counsel need not express any opinion);

    (v)        The descriptions in the Registration Statement and Prospectus of statues and contracts of the Company described therein are accurate and fairly present the information required to be shown; and such counsel does not know of any contracts of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required;

    (vi)        The Articles of Amendment have been duly and validly authorized and approved by all necessary corporate action on behalf of the Company, have been filed with the Georgia Secretary of State, and comply with all applicable legal requirements. Each consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body required for the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement including the valid authorization, issuance, sale and delivery of the Series A Preferred Stock, and the consummation of the transactions contemplated thereby, except as may be required by the securities or blue sky laws of the various states or by the NYSE or NASD in connection with the purchase and distribution of the Securities by the Underwriters, as to which such counsel expresses no opinion, has been made or obtained.

    (vii)        This Underwriting Agreement has been duly authorized, executed and delivered by the Company; the execution, delivery and performance of this Underwriting Agreement and the consummation of the transactions contemplated herein will not (a) to such counsel’s knowledge, violate any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body, (b) constitute a default under any contract filed or incorporated by reference as an exhibit to the Registration Statement, or (c) violate the charter or bylaws of the Company or the organizational document of any 50% Subsidiary.

    (viii)        The discussion contained in the Prospectus Supplement under the heading “Certain Federal Income Tax Considerations” and the discussion contained in the Prospectus under the heading “Certain Federal Income Tax Considerations,” to the extent such discussions contain statements of applicable federal income tax law rather than statements of fact or belief by the Company, are correct in all material respects as of the date hereof. However, such counsel will express no opinion as to whether the Company has qualified, or will qualify, as a REIT,. In addition, such counsel will not express any opinion as to whether any of the entities in which the Company has invested qualify as partnerships for federal income tax purposes.

    (ix)        Such counsel is not aware of any litigation or governmental or other proceeding or investigation, before any court or before or by any public body or board pending or threatened against, or involving the assets, properties or businesses of, the Company or any of the Subsidiaries, or to which any of the Company’s or any of the Subsidiaries’ properties or other assets is subject which, if decided adversely to the Company, would have a Material Adverse Effect; and

    (x)        Neither the Company or any Subsidiary is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

        In addition, such counsel shall state substantially the following: Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, nothing has come to our attention that causes us to believe that (a) the Registration Statement (other than (i) the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein and (ii) the Statement of Eligibility (Form T-1) of the Trustee, as to which we express no belief), as of its effective date, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus (other than the financial statements and notes thereto, the financial statement schedules and the other financial and statistical data included or incorporated by reference therein, as to which we express no belief), as of its issue date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such counsel shall state that it understands that Deloitte & Touche is on the same day rendering an opinion to the Underwriters as to the Company’s qualification as a REIT.